THE MANAGERS TRUST II

AMENDED AND RESTATED MULTIPLE CLASS EXPENSE

ALLOCATION PLAN PURSUANT TO RULE 18f-3

March 4, 2011

The Managers Trust II, a Massachusetts business trust (the “Trust”), engages in business as an open-end management investment company. The Trust issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust’s series together with all other such series subsequently established by the Trust are referred to herein individually as a “Series” and, collectively as the “Series”). The Trust has designated for each Series certain separate classes of shares, as set forth on Schedule B hereto (each a “Class”). The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”)), having been furnished with and having evaluated information reasonably necessary to evaluate this Amended and Restated Multiple Class Expense Allocation Plan Pursuant to Rule 18f-3 (“Plan”), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Trust as a whole. Accordingly, the Trust has hereby adopted this Plan on behalf of its Series set forth on Schedule A hereto.

Section 1.     Class Differences.

Each Class of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class; (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a “Prospectus” and “SAI” and collectively, the “Prospectus” and “SAI”); (v) the designation of each Class; (vi) exchange privileges as provided for in Section 5; and (vii) conversion features as provided for in Section 4.

Section 2.     Distribution and Service Arrangements.

Class A shares shall be subject to an initial sales charge. The initial sales charge shall be reduced or waived for certain eligible purchasers and for certain large volume purchases, as set forth in the Prospectus or SAI. Class A shares shall be subject to a contingent deferred sales charge and shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan”). The amount of and the provisions related to the contingent deferred sales charge and the maximum initial sales charge, and the amount of fees under the Rule 12b-1 Plan (“Rule 12b-1 Plan Fees”) pertaining to the Class A shares, are set forth on Schedule B hereto.

Class B shares shall not be subject to an initial sales charge, but shall be subject to a contingent deferred sales charge and shall be charged Rule 12b-1 Fees. The amount of and the provisions related to the contingent deferred sales charge, and the amount of Rule 12b-1 Fees pertaining to the Class B shares, are set forth on Schedule B hereto.

Class C shares shall not be subject to an initial sales charge, but shall be subject to a contingent deferred sales charge and Rule 12b-1 Fees. The amount of and the provisions related to the contingent deferred sales charge, and the amount of Rule 12b-1 Fees pertaining to the Class C shares, are set forth on Schedule B hereto.

Institutional Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Fees. Institutional Class shares shall be offered only to those institutional and individual investors meeting the eligibility requirements set forth in the Prospectus and SAI.

Section 3.     Expense Allocation.

(a)     Class Expenses.

Certain expenses may be attributable to a particular Class (“Class Expenses”). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. In addition to the Rule 12b-1 Fees described in Section 2 above, Class Expenses may include, but are not limited to, (a) expenses associated with the addition of classes of shares to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class; (c) litigation or other legal expenses relating to a specific Class of shares; (d) Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; and (f) transfer agency fees and expenses.

Expenses attributable to a Series other than Class Expenses shall be allocated to each Class based on its net asset value relative to the net asset value of the Series.

Section 4.     Conversion Feature.

Class B shares of a Series shall automatically convert to Class A shares of the Series eight years after purchase, based on the relative net asset value of each such Class without imposition of any sales charge, fee or other charge, and thereafter are subject to the lower fees charged to Class A shares.

Class C shares of a Series shall automatically convert to Class A shares of the Series ten years after purchase, based on the relative net asset value of each such Class without imposition of any sales charge, fee or other charge, and thereafter are subject to the lower fees charged to Class A shares. Other than Class B and Class C shares, no other Class shall be subject to any automatic conversion.

Section 5.     Exchange Privilege.

Shares of a Class may be exchanged for shares of the same Class of another Series or for shares of certain other series as set forth in the Prospectus.

Section 6.     Additional Information.

The Prospectus and SAI contain additional information about each Class and the Series’ multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

Section 7.     Term and Termination.

(a)     The Series.

This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 7(b) hereof.

(b)     Termination.

This Plan may be terminated at any time with respect to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Independent Trustees. The Plan may remain in effect with respect to the Trust or any Series or Class thereof even if it has been terminated in accordance with this Section 7(b) with respect to any other Series or Class of the Trust.

Section 8.     Amendments.

Before any material amendment to this Plan affecting the Trust or any Series or Class thereof, a majority of both the Trustees of the Trust and the Independent Trustees shall find that the amendment is in the best interests of each Class of each Series individually and each Series and the Trust as a whole.

THE MANAGERS TRUST II

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE A

Managers AMG Chicago Equity Partners Mid-Cap Fund

Managers AMG Chicago Equity Partners Balanced Fund

Managers High Yield Fund

Managers Fixed Income Fund

THE MANAGERS TRUST II

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE B

1.	Class A

Managers AMG Chicago Equity Partners Mid-Cap Fund

Managers AMG Chicago Equity Partners Balanced Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee
Class A	5.75%	1.00%	.25%

Managers Fixed Income Fund

Managers High Yield Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee
Class A	4.25%	1.00%	.25%

Initial Sales Charge. An initial sales charge may be imposed upon purchases of Class A shares, at a maximum rate of 5.75% with respect to Managers AMG Chicago Equity Partners Mid-Cap Fund and Managers AMG Chicago Equity Partners Balanced Fund, and at a maximum rate of 4.25% with respect to the Managers Fixed Income Fund and Managers High Yield Fund, each as a percentage of the original purchase price of the shares. The initial sales charge on Class A shares is subject to reduction or waiver, as described in each Series’ Prospectus and/or SAI.

Contingent Deferred Sales Charge. A contingent deferred sales charge may be imposed upon redemptions of Class A shares within eighteen months of their purchase, as described in each Series’ Prospectus and/or SAI. The contingent deferred sales charge is based on (1) the original purchase price of the shares or (2) the net asset value of the shares at the time of redemption, whichever is less.

In determining the applicability of the contingent deferred sales charge, Class A shares acquired through reinvestment of dividends and capital gains distributions will be redeemed first, followed by the Class A shares that have been in the shareholder’s account long enough so they are not subject to a contingent deferred sales charge. After these shares are exhausted, Class A shares will be redeemed in the order in which they were purchased, from oldest to newest. The contingent deferred sales charge, if any, upon redemption of Class A shares acquired through an exchange will be calculated based on the original purchase date of the Class A shares exchanged.

The contingent deferred sales charge also will not apply to shares acquired by the reinvestment of dividends or capital gains distributions.

2.	Class B

Managers Fixed Income Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee
Class B	None	5.00%	1.00%

Contingent Deferred Sales Charge. A contingent deferred sales charge is imposed upon redemptions of Class B shares within six years of their purchase, as described in the Series’ Prospectus and/or SAI. The contingent deferred sales charge is based on (1) the original purchase price of the shares or (2) the net asset value of the shares at the time of redemption, whichever is less. The contingent deferred sales charge is determined as follows:

Redemption During	Contingent Deferred Sales Charge
lst year after purchase	5%
2nd year after purchase	4%
3rd year after purchase	3%
4th year after purchase	3%
5th year after purchase	2%
6th year after purchase	1%
7th year after purchase	0%
8th year after purchase	0%

The contingent deferred sales charge will not apply to shares acquired by the reinvestment of dividends or capital gains distributions.

The order in which Class B shares are redeemed will be determined as described for Class A shares above.

The contingent deferred sales charge, if any, upon redemption of Class B shares acquired through an exchange will be calculated based on the original purchase date of the Class B shares exchanged.

3.	Class C

Managers AMG Chicago Equity Partners Mid-Cap Fund

Managers AMG Chicago Equity Partners Balanced Fund

Managers High Yield Fund

Managers Fixed Income Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee
Class C	None	1.00%	1.00%

Contingent Deferred Sales Charge. Class C shares held for less than one year are subject to a contingent deferred sales charge on redemptions in an amount equal to 1% of the lower of (1) the original purchase price of the shares or (2) the net asset value of the shares at the time of redemption, as described in each Series’ Prospectus and/or SAI. Class C shares held one year or longer are not subject to this contingent deferred sales charge. The contingent deferred sales charge also will not apply to shares acquired by the reinvestment of dividends or capital gains distributions.

The order in which Class C shares are redeemed will be determined as described for Class A shares above.

The contingent deferred sales charge, if any, upon redemption of Class C shares acquired through an exchange and held less than one year will be calculated based on the original purchase date of the Class C shares exchanged.

4.	Institutional Class

Managers AMG Chicago Equity Partners Mid-Cap Fund

Managers AMG Chicago Equity Partners Balanced Fund

Managers High Yield Fund

Managers Fixed Income Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee
Institutional Class	None	None	None